     As filed with the Securities and Exchange Commission on August 1, 1997
                                          Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

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                                  U.S. BANCORP
                   (formerly known as First Bank System, Inc.)
             (Exact name of registrant as specified in its charter)

                Delaware                                    41-0255900
      (State or other jurisdiction                        (I.R.S Employer
    of incorporation or organization)                   Identification No.)

                                First Bank Place
                             601 Second Avenue South
                        Minneapolis, Minnesota 55402-4302
                                 (612) 973-1111
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

             Lee R. Mitau, Esq.                              Copy to:
               U.S. Bancorp                        Patrick F. Courtemanche, Esq.
             First Bank Place                          Dorsey & Whitney LLP
          601 Second Avenue South                     220 South Sixth Street
     Minneapolis, Minnesota 55402-4302             Minneapolis, Minnesota 55402
              (612) 973-1111                              (612) 340-5653


 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

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          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/
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          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

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          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ /
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          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
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          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

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                         CALCULATION OF REGISTRATION FEE

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                                              Proposed            Proposed
    Title of Each          Amount              Maximum             Maximum            Amount of
 Class of Securities        to be          Offering Price         Aggregate         Registration
  to be Registered       Registered          Per Share*        Offering Price            Fee
  ----------------       ----------          ----------        --------------            ---
    Common Stock
  ($1.25 par value)   2,000,000 shares         $87.00           $174,000,000           $52,728

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* Estimated solely for purposes of computing the registration fee and based upon the average of the high and low sales prices for such Common Stock on July 25, 1997, as reported on the New York Stock Exchange.

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     Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also constitutes Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 333-02983) relating to 1,000,000 shares of the registrant's Common Stock, and the Prospectus included herein is a combined prospectus which also relates to Registration Statement No. 333-02983. A total of 1,000,000 shares of the registrant's Common Stock are being carried forward, and a filing fee of $20,711.38 was previously paid with respect to such shares upon filing Registration Statement No. 333-02983.

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PROSPECTUS

   [LOGO]

U.S. BANCORP

AUTOMATIC DIVIDEND REINVESTMENT AND
COMMON STOCK PURCHASE PLAN

The Automatic Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of U.S. Bancorp ("USB") provides certain holders of record of shares of common stock, $1.25 par value, of USB ("USB Common Stock") with a simple and convenient method of investing cash dividends and optional cash payments in additional shares of USB Common Stock without payment of any brokerage commission or service charge. The price of shares of USB Common Stock purchased with automatically reinvested dividends or with optional cash payments will be 100% of the average price (as described in Paragraph 11 below). In addition, brokers and nominees may reinvest dividends on behalf of beneficial owners by means of the Broker and Nominee Authorization Form described below. Those holders of USB Common Stock who do not participate in the Plan will receive cash dividends, as declared, in the usual manner.

A Participant in the Plan may obtain additional shares of USB Common Stock by:

    -- reinvesting dividends on all shares registered in the name of the Participant;

    -- reinvesting dividends on part of the shares registered in the name of the Participant (while continuing to receive cash dividends on his or her remaining shares); or

    -- making optional cash payments of not less than $25 per month up to a total of $60,000 per calendar year, whether or not dividends on shares registered in the name of the Participant are being reinvested.

This Prospectus relates to 3,000,000 shares of USB Common Stock registered for sale under the Plan. Participants should retain this Prospectus for future reference.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE NOR HAS THE COMMISSION OR ANY STATE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this Prospectus is August 1, 1997.

    The principal executive office of USB is located at 601 Second Avenue South, Minneapolis, Minnesota 55402 and its telephone number is (612) 973-1111. The mailing address of USB is P.O. Box 522, Minneapolis, Minnesota 55480.

                             AVAILABLE INFORMATION

    USB is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by USB can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices at Seven World Trade Center, New York, New York 10007; and 500 West Madison, 14th Floor, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, USB Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning USB can also be inspected at the offices of such Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of USB (formerly known as First Bank System, Inc.) filed with the Commission are hereby incorporated by reference in this
Prospectus:

    (a) The annual report on Form 10-K of First Bank System, Inc. for the fiscal year ended December 31, 1996.

    (b) The quarterly report on Form 10-Q of First Bank System, Inc. for the quarter ended March 31, 1997.

    (c) The current reports on Form 8-K of First Bank System, Inc. filed March 20, 1997 (two reports) and June 24, 1997.

    (d) The description of USB Common Stock contained in Item 1 of USB's registration statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993, and that Form 8-A/A-2 dated October 6, 1994, and any amendment or reports filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of USB Common Stock described herein.

    All documents filed by USB pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this Prospectus and prior to the termination of the offering of the USB Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    USB will provide, without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Investor Relations Department, U.S. Bancorp, P.O. Box 522, Minneapolis, Minnesota 55480, telephone number (612) 973-2263.

                                    THE PLAN
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    The Plan was adopted by the Board of Directors of USB on September 20, 1972. Certain amendments were made to the Plan on August 15, 1984, January 20, 1988, March 8, 1990, February 17, 1993, April 17, 1996 and July 16, 1997. The text of the Plan is as follows:

PURPOSE
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1.  WHAT IS THE PURPOSE OF THE PLAN?

    The Plan provides eligible holders of record of USB Common Stock with a simple and convenient way to invest cash dividends and optional cash payments in additional shares of USB Common Stock, without payment of any brokerage commission or service charge, except for the transaction fee for Automatic Monthly Deductions. To the extent such shares are purchased from USB, USB will receive additional funds for general corporate purposes, including investments in, or extensions of credit to, its banking or nonbanking subsidiaries. The Plan offers eligible stockholders an opportunity to invest conveniently for long-term growth. The Plan is not intended to provide holders of USB Common Stock with a mechanism for generating assured short-term profits through rapid turnover of shares. USB accordingly reserves the right to modify, suspend or terminate participation by certain eligible holders in the Plan in order to eliminate such practices.

ADVANTAGES
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2.  WHAT ARE THE ADVANTAGES OF THE PLAN?

    An eligible stockholder of record who wishes to participate in the Plan (a "Participant") may (a) have cash dividends on all shares registered in the name of such Participant automatically reinvested in USB Common Stock or (b) have cash dividends on part of such shares automatically reinvested or (c) whether or not he or she has elected to have dividends on any such shares automatically reinvested, invest in additional shares of USB Common Stock by making optional cash purchases of not less than $25 per month up to a maximum of $60,000 per calendar year. No commission or service charge is paid by a Participant in connection with purchases under the Plan. Full investment of funds is possible under the Plan because fractions of shares, as well as whole shares, will be credited to a Participant's account. Dividends with respect to such fractions of shares, as well as whole shares, will be reinvested in additional shares and such shares credited to a Participant's account. A Participant can avoid the need for safekeeping of certificates for shares credited to his or her account under the Plan through the free custodial service described in paragraph 20 below. Regular statements of account will provide simplified recordkeeping.

ADMINISTRATION
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3.  WHO ADMINISTERS THE PLAN?

    First Chicago Trust Company of New York ("FCT"), as Plan Administrator, administers the Plan, keeps records, sends statements of account to Participants and performs other duties relating to the Plan. Shares of USB Common Stock purchased or deposited under the Plan ("Plan Shares") will be registered in the name of FCT (or its nominee), as agent for each Participant in the Plan, and will be credited to the accounts of the respective Participants. As record holder of the Plan Shares held in Participants' accounts under the Plan, FCT will receive dividends on all Plan Shares held on the dividend record date, will credit such dividends to Participants' accounts on the basis of full and fractional shares held in these accounts, and will automatically reinvest such dividends in additional shares of USB Common Stock.

PARTICIPATION
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4.  WHO IS ELIGIBLE TO PARTICIPATE?

    All stockholders of record of USB Common Stock are eligible to participate in the Plan. USB reserves the right to decline to make the Plan available to any stockholder whose address of record is outside the United States. If USB Common Stock is currently registered in a stockholder's own name, the stockholder may participate directly in the Plan. A beneficial owner whose shares are registered in a name other than his or her own (for example, in the name of a broker or bank nominee) must either become a stockholder of record by having such shares transferred into his or her own name or make arrangements with his or her broker or bank to participate on his or her behalf. USB has made arrangements with FCT to facilitate reinvestment of dividends under the Plan by record holders such as brokers and bank nominees, on a per-dividend basis, on behalf of beneficial owners.

5.  HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

    Any eligible holder of USB Common Stock may join the Plan by completing and signing the Enrollment Authorization Form accompanying this Prospectus and returning it to FCT. A postage-paid envelope is provided for this purpose. Additional Enrollment Authorization Forms may be obtained at any time by written request to FCT at the address given in paragraph 35 below.

    A broker or nominee may participate in the Plan on behalf of beneficial owners by signing and returning either the Enrollment Authorization Form or the Broker and Nominee Authorization Form (the "B & N Form").

6.  WHEN MAY AN ELIGIBLE STOCKHOLDER JOIN THE PLAN?

    An eligible holder of USB Common Stock may join the Plan at any time. Once in the Plan, such stockholder will remain a Participant until such stockholder discontinues participation.

    If an Enrollment Authorization Form requesting reinvestment of dividends is received by FCT on or before the record date established for a particular dividend, reinvestment will commence with that dividend. The record date is usually set within a week of the first day of the last month of the quarter, but will vary from quarter to quarter. Dividend payment dates usually occur in the months of March, June, September and December. The payment dates are usually set for the middle of the month, but the actual payment date will vary from quarter to quarter.

    If an Enrollment Authorization Form is received from a stockholder after the record date established for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next record date if such stockholder is still a holder of record. (See paragraphs 13 through 17 for information concerning optional cash payments.)

7.  WHAT DO THE ENROLLMENT AUTHORIZATION FORM AND THE B & N FORM PROVIDE?

    The Enrollment Authorization Form provides for the purchase of additional shares of USB Common Stock through the following investment options:

    If "Full Dividend Reinvestment" is elected, the Enrollment Authorization Form directs FCT to apply all the cash dividends on all the shares then or subsequently registered in a Participant's name, together with any optional cash payments, toward the purchase of additional USB Common Stock.

    If "Partial Dividend Reinvestment" is elected, FCT will apply all the cash dividends on only the number of shares that are specified on the Enrollment Authorization Form, together with any optional cash payments, toward the purchase of additional USB Common Stock.

    If "Optional Cash Payments Only" is elected, the Participant will continue to receive cash dividends on shares registered in his or her name in the usual manner, and FCT will apply such optional cash payments received toward the purchase of additional USB Common Stock.

    The Enrollment Authorization Form further directs FCT to reinvest automatically any subsequent dividends on Plan Shares held in the Participant's Plan account. Under the Plan, dividends will be reinvested on a cumulative basis on the shares designated on the Enrollment Authorization Form and on all Plan Shares held in the Plan account, until a Participant specifies otherwise or withdraws from the Plan altogether, or until the Plan is terminated.

    The B & N Form (for brokers and nominees) provides a means whereby a broker or nominee may inform FCT each time USB declares a cash dividend of the names of participating beneficial owners and specify as to each beneficial owner the number of shares of USB Common Stock with respect to which the dividend is to be reinvested. The B & N Form, therefore, unlike the Enrollment Authorization Form, contemplates new instructions to FCT each time a dividend is declared. FCT, on the dividend payment date, will reinvest the dividend payable with respect to the number of shares specified in the instructions provided by the broker or nominee for each identified beneficial owner in as many whole shares of USB Common Stock as can be purchased in accordance with the Plan. As soon as practicable following the dividend payment date, FCT will transmit to the broker or nominee information with respect to each beneficial owner for whom the broker or nominee has requested dividend reinvestment showing as to each such beneficial owner: (a) the number of shares specified for reinvestment of the dividend, (b) the total dividend paid with respect to such shares, (c) the number of whole shares purchased, (d) the total cost of the shares purchased,
(e) the amount of the total dividend not reinvested, (f) the aggregate fair market value of the shares purchased and (g) the total dividend reportable for federal income tax purposes. Accompanying such information will be a share certificate, registered in the name of the broker or nominee, for the total number of shares purchased for each of such beneficial owners, and a check for the aggregate amount of the dividend not reinvested for such beneficial owners.

    The B & N Form and appropriate instructions must be received by FCT not later than the THIRD business day following the record date for such dividend or no dividends will be reinvested based on such B & N Form.

8.  HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

    A Participant may change an investment option by requesting a new Enrollment Authorization Form and returning it to FCT at the address given in paragraph 35.

PURCHASES
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9.  WHAT IS THE SOURCE OF USB COMMON STOCK PURCHASED UNDER THE PLAN?

    Plan Shares will be purchased, at USB's discretion, either directly from USB or on the open market, or by combination of the foregoing. Shares purchased from USB will be either authorized but unissued shares or shares held in the treasury of USB.

10. WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

    Purchases made directly from USB will be made on the relevant Investment Date (as defined in the next paragraph). Purchases on the open market will begin on the Investment Date and will be completed no later than 30 days from such date except where completion at a later date is necessary or advisable under any applicable federal securities laws. Such purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market or by negotiated transactions and may be subject to such terms with respect to price, delivery and other terms as FCT may agree to. Neither USB nor any Participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made. Participants become owners of shares purchased under the Plan as of the date of purchase.

    The Investment Date in any month in which a dividend is paid is the dividend payment date and in any other month will be the 12th day of such month. If, however, the Investment Date falls on a date when the New York Stock Exchange is closed, the first succeeding day on which the New York Stock
Exchange is open will be the Investment Date.

11. WHAT WILL BE THE PRICE TO THE PARTICIPANT OF SHARES PURCHASED UNDER THE
    PLAN?

    The price to the Participant of shares purchased under the Plan with reinvested dividends or with optional cash payments will be 100% of the average price. In the case of purchases from USB of authorized but unissued or treasury shares of USB Common Stock, the average price is determined by averaging the high and low sales prices of USB Common Stock as reported on the New York Stock Exchange-Composite Transactions on the relevant Investment Date. If no trading in USB Common Stock occurs on the New York Stock Exchange on the relevant Investment Date, the purchase price per share will be determined by averaging the high and low sales prices per share on the trading day immediately preceding the Investment Date and the trading day immediately following the Investment Date.

    In the case of purchases of USB Common Stock on the open market, the average price will be the weighted average purchase price of shares purchased for the relevant Investment Date.

12. HOW WILL THE NUMBER OF SHARES PURCHASED FOR A PARTICIPANT BE DETERMINED?

    A Participant's account in the Plan will be credited with that number of shares, including fractions computed to three decimal places, equal to the total dollar amount to be invested by such Participant divided by the purchase price per share.

OPTIONAL CASH PAYMENTS
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13. HOW DOES THE OPTIONAL CASH PAYMENT FEATURE OF THE PLAN WORK?

    All eligible stockholders of record (except for brokers and nominees) who have submitted a signed Enrollment Authorization Form are eligible to make optional cash payments at any time. FCT will apply any optional cash payment received from a Participant before an Investment Date to the purchase of USB Common Stock for the account of the Participant on such Investment Date if such USB Common Stock is purchased from USB and as soon as practicable (as explained in paragraph 10 above) after such Investment Date if such USB Common Stock is purchased on the open market.

    Brokers or nominees participating on behalf of beneficial owners cannot utilize the optional cash payment provision of the Plan. Therefore, if shares of USB Common Stock are held by a broker or nominee and the owner of such shares wishes to participate in the optional cash payment feature of the Plan, such owner must become a stockholder of record by having all or a part of such shares transferred to such owner's name.

14. HOW MAY OPTIONAL CASH PAYMENTS BE MADE?

    An initial optional cash payment may be made by a Participant when joining the Plan by enclosing a check or money order, payable to "First Chicago Trust Company--U.S. Bancorp" with the Enrollment Authorization Form. Thereafter, optional cash payments may be made by use of a cash payment form which will be attached to each Participant's statement of account. A Participant may also make optional cash payments on a regular basis by automatic monthly deductions of a specified amount from the Participant's checking or savings account. See paragraph 17 below for additional information.

15. WHAT ARE THE LIMITATIONS ON THE AMOUNT OF OPTIONAL CASH PAYMENTS?

    The same amount of optional cash payment need not be made each month and there is no obligation to make an optional cash payment in any month. No optional cash payment by a Participant shall be in an amount less than $25 per month nor may optional cash payments total more than $60,000 per calendar year. A calendar year is the twelve-month period ending on the last day of December in any year.

16. MAY OPTIONAL CASH PAYMENTS BE RETURNED TO A PARTICIPANT?

    Optional cash payments received by FCT will be returned to a Participant upon telephone or written request by such Participant received at least two business days prior to the Investment Date.

AUTOMATIC MONTHLY DEDUCTIONS
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17. WHAT IS THE AUTOMATIC MONTHLY DEDUCTION FEATURE OF THE PLAN AND HOW DOES IT WORK?

    Participants may make optional cash payments of not less than $25 per payment nor more than a total of $60,000 during a calendar year by means of a monthly automatic funds transfer ("Automatic Monthly Deductions") from a predesignated account with a United States financial institution. A $1 transaction fee will be subtracted from the amount drawn from the Participant's bank account prior to each investment.

    To initiate Automatic Monthly Deductions, a person must already be a Participant in the Plan and must complete and sign an Authorization Form for Automatic Deductions ("Authorization Form") and return it to FCT together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. Authorization Forms may be obtained from FCT. Forms will be processed and will become effective as promptly as practicable following receipt; however, a Participant should allow four to six weeks for the Participant's first investment to be initiated.

    Once Automatic Monthly Deductions are initiated, funds will be drawn from the Participant's designated financial institution account on the third business day preceding the Investment Date of each month and will be invested in USB Common Stock as of that Investment Date.

    A Participant may change Automatic Monthly Deductions by completing and submitting to FCT a new Authorization Form. A participant may terminate Automatic Monthly Deductions by written notice to FCT. If a Participant closes or changes a bank account, a new Authorization Form must be completed. To be effective with respect to a particular Investment Date, however, the new Authorization Form must be received by FCT at least six business days preceding that Investment Date.

COSTS
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18. WHAT ARE THE COSTS TO A PARTICIPANT IN THE PLAN?

    A Participant will incur no brokerage commissions or service charges for purchases made under the Plan, except for the transaction fee for Automatic Monthly Deductions. Any brokerage commission, service fee or transfer tax in connection with a sale by FCT of all or a part of the shares held for a Participant under the Plan will be charged to such Participant. See paragraph 30 below for additional information. All costs of administration of the Plan and brokerage commissions or service fees incurred in connection with the purchase of the shares will be paid by USB.

REPORTS TO PARTICIPANTS
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19. WHAT KINDS OF REPORTS WILL BE SENT TO PARTICIPANTS?

    As soon as practicable after each purchase of shares on behalf of a Participant, such Participant will receive a statement of account. These statements are a record of the cost of purchase of shares under the Plan and should be retained for tax purposes. In addition, each Participant will receive, from time to time, copies of all communications sent to stockholders.

    Each Participant will receive annually Internal Revenue Service information (on Form 1099-DIV) for reporting dividend income received.

CERTIFICATES FOR SHARES
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20. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

    Plan Shares will be held by FCT in the name of FCT or its nominee. This service protects against the loss, theft or destruction of the stock certificates evidencing Plan Shares. However, certificates will be issued to any Participant upon specific written or telephone request. The number of shares purchased for a Participant's account under the Plan will be shown on such Participant's statement of account.

    Each account under the Plan will be maintained in the name in which certificates of the Participant were registered at the time such Participant entered the Plan. If the Participant wants to change the name in which the account is maintained, the Participant must so indicate in a written request and comply with any applicable transfer requirements. A Participant who wishes to pledge shares credited to such Participant's Plan account must first withdraw such shares from the account.

    Certificates for shares purchased with dividends reinvested pursuant to instructions received on B & N Forms will be delivered to the holder of record, as described in paragraph 7 above.

SAFEKEEPING SERVICE
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21. HOW MAY STOCK CERTIFICATES BE DEPOSITED WITH PLAN SHARES?

    A Participant may deposit with FCT any USB Common Stock certificates now or hereafter registered in his or her name for credit under the Plan. There is no charge for this custodial service and, by making the deposit, a Participant will be relieved of the responsibility for loss, theft or destruction of the certificate.

    Certificates sent to FCT should not be endorsed. FCT provides insurance coverage on certificates mailed by Participants for safekeeping in Plan accounts in certain instances as described below. To be eligible for certificate mailing insurance, certificates must be mailed in brown, pre-addressed return envelopes supplied by FCT. Certificates mailed in this manner are insured for up to $25,000 current market value provided they are mailed first class. FCT will promptly send the Participant a statement confirming each deposit of certificates. FCT must be notified of any lost certificate claim within thirty
(30) calendar days of the date the certificates were mailed. To submit a claim, a stockholder must be a current Participant or the stockholder's loss must be incurred in connection with becoming a Participant. In the latter case, the claimant must enroll in the Plan at the time the insurance claim is processed. The maximum insurance protection provided is $25,000 and coverage is available only when the certificate(s) are sent to FCT in accordance with the guidelines described above.

    Insurance covers the replacement of shares of stock, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time the stockholder mails the certificates until such time as replacement can be effected.

    If a participant does not use the brown pre-addressed envelope provided by FCT, certificates mailed should be insured for possible mail loss for 2% of the market value (minimum of $20.00); this represents the Participant's replacement cost if the certificates are lost.

WITHDRAWAL OF SHARES FROM PLAN ACCOUNTS
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22. HOW AND WHEN MAY SHARES BE WITHDRAWN FROM THE PLAN?

    Plan Shares credited to a Participant's Plan account may be withdrawn by a Participant by notifying FCT in writing or by telephone specifying the number of whole shares to be withdrawn. Certificates for whole shares of USB Common Stock so withdrawn will be issued to and registered in the name of the Participant. In no case will certificates for fractional shares be issued.

23. WILL DIVIDENDS ON SHARES WITHDRAWN FROM THE PLAN CONTINUE TO BE REINVESTED?

    If the Participant has authorized "Full Dividend Reinvestment," cash dividends with respect to shares withdrawn from a Participant's Plan account will continue to be reinvested. If, however, cash dividends with respect to only part of the shares registered in a Participant's name are being reinvested, FCT will continue to reinvest dividends on only the number of shares specified by the Participant on the Enrollment Authorization Form unless a new Enrollment Authorization Form specifying a different number of shares is delivered. In the case of either full or partial reinvestment, dividends on any whole or fractional shares remaining in the Participant's Plan account will also continue to be reinvested.

SALE OR TRANSFER OF SHARES
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24. HOW AND WHEN MAY PLAN SHARES BE SOLD?

    A Participant may request at any time, including upon withdrawal, the sale of all or any whole shares held in his or her account under the Plan. Any such request may be made by either writing to FCT or calling FCT at 1-800-446-2617. FCT will make every effort to process all sale orders (written and telephone) on the day it receives them, provided that instructions are received before 1:00 p.m. Eastern time on a business day when FCT and the relevant securities market are open. The proceeds from such sale, less any related brokerage commissions, a service fee and any other costs of sale, will be remitted to the Participant. Each sale request will be processed and a check for the net proceeds will be mailed as promptly as possible after FCT receives such sale request.

25. WILL DIVIDENDS CONTINUE TO BE REINVESTED IF THE PARTICIPANT SELLS OR TRANSFERS SHARES OF USB COMMON STOCK REGISTERED IN HIS OR HER NAME?

    If a Participant sells or transfers some or all of the shares of USB Common Stock registered in his or her name, FCT will only reinvest dividends on the shares which continue to be registered in the Participant's name up to the number of shares authorized plus the Plan Shares held for his or her Plan account until a written or telephone request for withdrawal from the Plan is received from the Participant.

TERMINATION OF PARTICIPATION
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26. HOW AND WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

    A Participant may terminate participation in the Plan any time by notice in writing or by telephone instructions to FCT as indicated in paragraph 35. As soon as practicable following termination, FCT will send the Participant a certificate for the whole shares in the Participant's Plan account. If the Participant so requests, FCT will sell all or a portion of such shares and remit the proceeds, less any related brokerage commissions, a service fee and any other costs of sale. If the request to terminate is received by FCT on or after the record date for a dividend payment, FCT, in its sole discretion, may either pay any such dividend in cash or reinvest it in USB Common Stock on behalf of the terminating Participant. If such dividend is reinvested, FCT may sell the shares purchased and remit the proceeds to the Participant less any related brokerage commissions, any service fee and any other costs of sale. Any optional cash payments which had been sent to FCT prior to the request to terminate will also be invested unless return of the amount is expressly requested in the request for termination and such request is received at least two business days prior to the relevant Investment Date. In every case of termination, the Participant's interest in a fractional share will be paid in cash based on the then current market price of USB Common Stock, less any related brokerage commissions, any service fee and any other costs of sale. FCT, at its discretion, may terminate any Plan account which contains only a fraction of a share by paying the account holder the dollar value of such fractional share, less any related brokerage commissions, any service fee and any other costs of sale.

    After termination, dividends will be paid to the stockholder in cash unless and until the stockholder rejoins the Plan, which he or she may do at any time by requesting an Enrollment Authorization Form from FCT.

RIGHTS OFFERING; STOCK DIVIDENDS OR STOCK SPLITS
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27. IF USB HAS A RIGHTS OFFERING, HOW WILL THE RIGHTS ON PLAN SHARES BE HANDLED?

    Participation in any rights offering will be based upon both shares of USB Common Stock registered in a Participant's name and any whole Plan Shares credited to such Participant's Plan account.

28. WHAT HAPPENS IF USB ISSUES A DIVIDEND PAYABLE IN STOCK OR DECLARES A STOCK SPLIT?

    Any stock dividends or split shares payable in USB Common Stock on both shares registered in the Participant's name and Plan Shares held for the Participant by FCT may be credited pro rata to each Participant's Plan account in the sole discretion of USB.

VOTING RIGHTS
--------------------------------------------------------------------------------

29. HOW WILL FCT VOTE SHARES CREDITED TO A PARTICIPANT'S ACCOUNT IN THE PLAN AT STOCKHOLDERS' MEETINGS?

    For each meeting of stockholders, a Participant will receive proxy material that will enable the Participant to vote both the shares registered in the Participant's name directly and whole shares credited to the Participant's Plan account. If a Participant elects, he or she may vote his or her shares, including all whole Plan Shares held for his or her account under the Plan, in person at the stockholders' meeting.

INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

30. WHAT ARE THE INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

    REINVESTED DIVIDENDS. In the case of reinvested dividends, when FCT acquires shares for a Participant's Plan account directly from USB, the Participant must include in gross income a dividend equal to the number of shares purchased with the Participant's reinvested dividends multiplied by the fair market value of USB Common Stock on the relevant dividend payment date. The Participant's basis in those shares will also equal the fair market value of the shares on the relevant dividend payment date.

    Alternatively, when FCT purchases USB Common Stock for a Participant's Plan account on the open market with reinvested dividends, a Participant must include in gross income a dividend equal to the actual purchase price to FCT of the shares plus that portion of any brokerage commissions paid by USB which are attributable to the purchase of the Participant's shares. The Participant's basis in Plan Shares held for his or her account will be equal to their purchase price plus allocable brokerage commissions.

    OPTIONAL CASH PAYMENTS. In the case of shares purchased on the open market with optional cash investments, stockholders will be in receipt of a dividend to be included in gross income to the extent of any brokerage commissions paid by USB. The Participant's basis in the shares acquired with optional investments will be the cost of the shares to FCT plus an allocable share of any brokerage commissions paid by USB and any transactional fees paid by the Participant.

    ADDITIONAL INFORMATION. The holding period for the Plan Shares will begin the day after the date the shares are acquired. In general, the corporate dividends-received deduction has been reduced to 70% and may be further reduced. Corporate stockholders also should be aware that the Internal Revenue Code of 1986, as amended, limits the availability of the dividends-received deduction under various special rules, including the situation where a holder of stock incurs indebtedness directly attributable to such stock. For further information on a corporate stockholder's eligibility for the dividends-received deduction, Participants should consult with their own tax advisors.

    A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan, either upon a request for such certificates or upon withdrawal from or termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of Plan Shares held for such Participant's account under the Plan or for a fractional share then held in his or her Plan account will realize gain or loss measured by the difference between the amount of the cash received and the Participant's basis in such shares or fractional share. If, as usually is the case, the Common Stock is a capital asset in the hands of a Participant, such gain will be short-term or long-term capital gain, depending upon whether the holding period for such shares is more or less than one year. For further information as to tax consequences of participation in the Plan, Participants should consult with their own tax advisors.

RESPONSIBILITY OF USB AND FCT
--------------------------------------------------------------------------------

31. WHAT ARE THE RESPONSIBILITIES OF USB AND FCT UNDER THE PLAN?

    Neither USB, nor FCT, as Plan Administrator, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's Plan account upon such Participant's death, the prices at which shares are purchased or sold for the Participant's Plan account, the times when purchases or sales are made or fluctuations in the market value of USB Common Stock.

32. WHO BEARS THE RISK OF MARKET FLUCTUATIONS IN USB COMMON STOCK?

    A Participant's investment in shares held in a Plan account is no different than an investment in directly-held shares. The Participant bears the risk of loss and the benefits of gain from market price changes with respect to all shares.

    Neither USB nor FCT can guarantee the value of a Participant's investment in shares purchased under the Plan at any particular time. The Participant should recognize that neither USB nor FCT can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN
--------------------------------------------------------------------------------

33. MAY THE PLAN BE SUSPENDED, MODIFIED OR TERMINATED?

    While the Plan is intended to continue indefinitely, USB reserves the right to suspend or terminate the Plan at any time, including during the period between a dividend record date and the related dividend payment date. It also reserves the right to make modifications to the Plan at any time. Specifically, but without limitation, USB reserves the right to modify the optional cash payment feature of the Plan. Participants will be notified of any such suspension, termination or modification.

    In addition to the rights of USB under paragraphs 1 and 4 above to modify and suspend from time to time participation by certain Participants, USB and FCT reserve the right to terminate any Participant's participation in the Plan at any time, including during the period between a dividend record date and the related dividend payment date, or after a Participant has tendered an optional cash payment with respect to an Investment Date.

34. HOW IS THE PLAN TO BE INTERPRETED?

    Any question of interpretation arising under the Plan will be determined by USB and any such determination will be final.

35. WHO SHOULD BE CONTACTED WITH QUESTIONS ABOUT THE PLAN?

       CORRESPONDENCE

           All correspondence regarding the Plan should be directed to:

           First Chicago Trust Company of New York
           USB Dividend Reinvestment Plan
           P.O. Box 2598
           Jersey City, NJ 07303-2598

           Please mention U.S. Bancorp in all correspondence.

       TELEPHONE

           STOCKHOLDER CUSTOMER SERVICE, INCLUDING SALE OF PLAN
           SHARES:  1-800-446-2617

           An automated voice response system is available 24 hours a day, 7 days a week.

           Customer service representatives are available from 8:30 a.m. to 7:00 p.m. Eastern time each business day.

           FOREIGN LANGUAGE TRANSLATION SERVICE for more than 140 languages is available.

           TDD: 1-201-222-4955 Telecommunications Device for the hearing impaired.

       INTERNET

           The First Chicago Internet address is "HTTP://WWW.FCTC.COM". Messages will be answered within one business day.

       E-MAIL

           First Chicago's E-Mail address is "FCTC@EM.FCNBD.COM".

                                USE OF PROCEEDS
--------------------------------------------------------------------------------

    USB has no basis for estimating either the number of shares of USB Common Stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold. However, USB proposes to use the net proceeds from the sale of newly issued or treasury shares of USB Common Stock for general corporate purposes, including investments in, or extensions of credit to, its banking and nonbanking subsidiaries.

                                    EXPERTS
--------------------------------------------------------------------------------

    The consolidated financial statements of First Bank System, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of U. S. Bancorp, an Oregon corporation ("former USB") which merged with and into First Bank System, Inc., appearing in the former USB's Annual Report on

Form 10-K for the year ended December 31, 1996 (the "Former USB Form 10-K") and incorporated herein by reference from the Current Report on Form 8-K of First Bank System, Inc. filed on June 24, 1997 (the "Form 8-K") were audited by Deloitte & Touche LLP, independent public accountants, as set forth in their report, which is incorporated herein by reference from the Form 8-K. Such report is incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

    The consolidated statements of income, shareholders' equity, and cash flows of West One Bancorp and subsidiaries for the year ended December 31, 1994 (not presented separately in the Former USB Form 10-K) were audited by Coopers & Lybrand L.L.P., independent public accountants, as stated in their report, which is incorporated herein by reference from the Form 8-K. Such report is incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS
--------------------------------------------------------------------------------

    The validity of the issuance of the USB Common Stock offered hereby has been passed upon for USB by Dorsey & Whitney LLP, Minneapolis, Minnesota.

                                INDEMNIFICATION
--------------------------------------------------------------------------------

    The Bylaws of USB provide that the officers and directors of USB and certain others shall be indemnified substantially to the same extent as permitted by Delaware law. USB also maintains a standard policy of officers' and directors' liability insurance.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling USB, pursuant to the foregoing provisions or otherwise, USB has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY USB. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS NOT LAWFUL OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              -------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
The Plan..................................................................    3
  Purpose.................................................................    3
  Advantages..............................................................    3
  Administration..........................................................    3
  Participation...........................................................    4
  Purchases...............................................................    6
  Optional Cash Payments..................................................    6
  Automatic Monthly Deductions............................................    7
  Costs...................................................................    8
  Reports to Participants.................................................    8
  Certificates for Shares.................................................    8
  Safekeeping Service.....................................................    9
  Withdrawal of Shares from Plan Accounts.................................    9
  Sale or Transfer of Shares..............................................   10
  Termination of Participation............................................   10
  Rights Offering; Stock Dividends or Stock Splits........................   11
  Voting Rights...........................................................   11
  Income Tax Consequences.................................................   11
  Responsibility of USB and FCT...........................................   12
  Suspension, Modification or Termination of the Plan.....................   12
Use of Proceeds...........................................................   13
Experts...................................................................   13
Legal Matters.............................................................   14
Indemnification...........................................................   14

                                     [LOGO]

                                  U.S. BANCORP

                             ----------------------

                                   PROSPECTUS

                             ----------------------

                               AUTOMATIC DIVIDEND
                                  REINVESTMENT
                                      AND
                           COMMON STOCK PURCHASE PLAN

                                 AUGUST 1, 1997

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       SEC Registration Fee. . . . . . . . . . . .   $ 52,728
       NYSE Listing Fees . . . . . . . . . . . . .      3,500
       Accounting Fees and Expenses  . . . . . . .      5,000
       Legal Fees and Expenses . . . . . . . . . .     12,000
       Printing Expenses . . . . . . . . . . . . .     10,000
       State Qualification Fees and Expenses . . .     10,000
       Fees and Expenses of Plan Administrator . .    165,000
       Miscellaneous . . . . . . . . . . . . . . .      1,772
                                                     --------
            Total. . . . . . . . . . . . . . . . .   $260,000
                                                     --------
                                                     --------

       All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

       Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provisions making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

       The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the full extent permitted by the Delaware
General Corporation Law, as amended from time to time.   The Board of
Directors has discretion to indemnify any employee of the Company for actions arising by reason of the employee's employment with the Company. Expenses incurred by officers and directors in defending actions, suits, or proceedings shall be paid by the Company in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law.

       The Company maintains a standard policy of officers' and directors' liability insurance.

ITEM 16.  LIST OF EXHIBITS

     4.1    Specimen certificate representing the Common Stock of the Company

     4.2 Form of Proposed Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4, dated June 17, 1997, File No. 333-29409).

     4.3 Certificate of Designation for the Company's Series 1990A Preferred Stock (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.4 Form of Proposed Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4, File No. 333-29409).

     4.5 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (without exhibits) (incorporated by reference to Exhibits 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.6 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.7    Second Amendment, dated as of July 18, 1990, to Stock
            Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit
            4.10 to Amendment No. 1 to the Company's Registration
            Statement on Form S-3, File No. 33-42650).

     4.8 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and the Company (without exhibits) (incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.9 Form of Periodic Stock Purchase Right (incorporated by reference to Exhibit 4.12 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.10   Form of Risk Event Warrant (incorporated by reference to
            Exhibit 4.13 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.11 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.12 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.13 Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. The Company agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.

      5.1   Opinion of Dorsey & Whitney LLP.

     23.1   Consent of Ernst & Young LLP.

     23.2   Consent of Deloitte & Touche LLP.

     23.3   Consent of Coopers & Lybrand L.L.P.

     23.4 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

     24.1   Powers of Attorney.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the "maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 1, 1997.

                                U.S. BANCORP



                                By    /s/ John F. Grundhofer
                                   ------------------------------------
                                            John F. Grundhofer
                                  President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                        TITLE                       DATE
         ---------                        -----                       ----

/s/ John F. Grundhofer             President, Chief Executive    August 1, 1997
------------------------------     Officer and Director
John F. Grundhofer                 (principal executive officer)

/s/ Susan E. Lester                Executive Vice President      August 1, 1997
------------------------------     and Chief Financial
Susan E. Lester                    Officer (principal
                                   financial officer)

/s/  David J. Parrin               Senior Vice President         August 1, 1997
------------------------------     and Controller (principal
David J. Parrin                    accounting officer)

         *
------------------------------     Director                      August 1, 1997
Linda L. Ahlers

         *
------------------------------     Director                      August 1, 1997
Harry L. Bettis

         *
------------------------------     Chairman and Director         August 1, 1997
Gerry B. Cameron

         *
------------------------------     Director                      August 1, 1997
Carolyn Silva Chambers

         *
------------------------------     Director                      August 1, 1997
Arthur D. Collins, Jr.

         *
------------------------------     Director                      August 1, 1997
Peter H. Coors

         *
------------------------------     Director                      August 1, 1997
Franklin G. Drake

         *
------------------------------     Director                      August 1, 1997
Robert L. Dryden

         SIGNATURE                        TITLE                       DATE
         ---------                        -----                       ----

         *
------------------------------     Director                      August 1, 1997
John B. Fery

         *
------------------------------     Director                      August 1, 1997
Joshua Green III

         *
------------------------------     Director                      August 1, 1997
Roger L. Hale

         *
------------------------------     Director                      August 1, 1997
Delbert W. Johnson

         *
------------------------------     Director                      August 1, 1997
Norman M. Jones

         *
------------------------------     Director                      August 1, 1997
Richard L. Knowlton

         *
------------------------------     Director                      August 1, 1997
Jerry W. Levin

         *
------------------------------     Director                      August 1, 1997
Kenneth A. Macke

         *
------------------------------     Director                      August 1, 1997
Allen T. Noble

         *
------------------------------     Director                      August 1, 1997
Edward J. Phillips

         *
------------------------------     Director                      August 1, 1997
Paul A. Redmond

         *
------------------------------     Director                      August 1, 1997
S. Walter Richey

         *
------------------------------     Director                      August 1, 1997
Richard L. Robinson

         *
------------------------------     Director                      August 1, 1997
N. Stewart Rogers


------------------------------     Director
Richard L. Schall

         *
------------------------------     Director                      August 1, 1997
Walter Scott, Jr.

         *
------------------------------     Director                      August 1, 1997
Benjamin R. Whiteley


*By /S/ David J. Parrin
   -----------------------
David  J. Parrin
Pro se and as Attorney-in-fact

                                INDEX TO EXHIBITS

   Exhibit
   Number   Description of Exhibit
   -------  ----------------------

     4.1    Specimen certificate representing the Common Stock of the Company

     4.2 Form of Proposed Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4, dated June 17, 1997, File No. 333-29409).

     4.3 Certificate of Designation for the Company's Series 1990A Preferred Stock (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.4 Form of Proposed Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4, File No. 333-29409).

     4.5 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (without exhibits) (incorporated by reference to Exhibits 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.6 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.7    Second Amendment, dated as of July 18, 1990, to Stock
            Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit
            4.10 to Amendment No. 1 to the Company's Registration
            Statement on Form S-3, File No. 33-42650).

     4.8 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and the Company (without exhibits) (incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.9 Form of Periodic Stock Purchase Right (incorporated by reference to Exhibit 4.12 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.10   Form of Risk Event Warrant (incorporated by reference to
            Exhibit 4.13 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.11 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.12 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and the Company (incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.13 Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. The Company agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.

      5.1   Opinion of Dorsey & Whitney LLP.

     23.1   Consent of Ernst & Young LLP.

     23.2   Consent of Deloitte & Touche LLP.

     23.3   Consent of Coopers & Lybrand L.L.P.

     23.4 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

     24.1   Powers of Attorney.